Exhibit  23.1

                   CONSENT OF INDEPENDENT CHARTERED ACCOUNTANT


We hereby consent to the use in the Form S-8 Registration Statement of Thinka Weight-Loss Corporation of our report dated, September 30, 2002, relating to the financial statements of Thinka Weight-Loss Corporation for the year ended June 30, 2002, which are incorporated by reference into such Form S-8.



                 /s/ MORGAN & COMPANY
                     Chartered Accountants


Vancouver, BC
July 21, 2003


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